                       Consent of Independent Auditors


We consent to the inclusion in Amendment No. 1 to Security Banc Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, and to the incorporation by reference in the Registration Statement (Form S-8 No. 33-59244) pertaining to the Security National Bank and Trust Co. 401(K) Profit Sharing Plan and Trust of our report dated June 14, 1996 with respect to the financial statements and schedules of the Security National Bank and Trust Co. 401(K) Profit Sharing Plan and Trust for the year ended December 31, 1995.


                                                Ernst & Young LLP

Columbus, Ohio
June 26, 1996